
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Commodity L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      20,529,979
<SECURITIES>                                         0
<RECEIVABLES>                                  305,025<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              20,809,721<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                20,809,721<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,176,463<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,554,101
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                622,362
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            622,362
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   622,362
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $89,128 and
subscriptions receivable of $215,897.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $25,283.
<F3>Liabilities include redemptions payable of $489,923, accrued brokerage fees of $77,628 and accrued management fees of $42,189.
<F4>Total revenue includes realized trading revenue of $1,696,824, net change in unrealized of $(567,711) and interest income of $1,047,350.


